                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                          VISION GLOBAL SOLUTIONS INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                 Ontario, Canada
                                 ---------------
         (State or other jurisdiction of incorporation or organization)

                                 Not Applicable
                                 --------------
                      (I.R.S. Employer Identification No.)

     Vision Global Solutions Inc.
     455 Notre Dame Street East
         Montreal, Quebec                                              H2Y 1C9
         ----------------                                              -------
(Address of Principal Executive Offices)                              (Zip Code)

             VISION GLOBAL SOLUTIONS INC. 2001 STOCK INCENTIVE PLAN
             ------------------------------------------------------
                            (Full Title of the Plan)
                                  -------------

                                           Copy to:

                                           David J. Levenson, Esq.
            Vincent Vecchio                Troutman Sanders Mays & Valentine LLP
       455 Notre Dame Street East          Suite 600, Tysons Corner
        Montreal, Quebec H2Y 1C9           McLean, Virginia 22102
(Name and Address of Agent for Service)    (703) 734-4328
                                           (703) 734-4340 (fax)
         (514) 848-1166
         --------------
(Telephone number, including area
  code, of agent for service)

                                  -------------

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed          Proposed
                                                    Maximum           Maximum
      Title of Securities       Amount to be    Offering Price       Aggregate             Amount of
       to be Registered          Registered      Per Share(1)    Offering Price(1)     Registration Fee
-------------------------------------------------------------------------------------------------------
Common Stock, no par value        2,268,900         $0.60             $1,361,340              $340.34

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. As the registrant's common stock currently trades on the Over-The-Counter-Bulletin-Board ("OTCBB"), the proposed maximum offering price per share of $0.60 was based on average of the bid and asked prices as of March 7, 2001.
================================================================================
         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                     PART I

                     INFORMATION REQUESTED IN THE PROSPECTUS

Item 1. Plan Information.

         The registrant, Vision Global Solutions Inc., is registering options to purchase up to 2,268,900 shares of Vision's common stock under the Vision Global Solutions Inc. 2001 Stock Option Plan.

         Vision will send or give the documents containing the information specified in this Item 1 to each participant as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and the instructions to Form S-8, Vision is not filing such documents with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.

         Vision will send or give to participants, upon oral or written request, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement as specified by Rule 428(b)(1). In accordance with the rules and regulations of the SEC and the instructions to Form S-8, Vision is not filing such documents with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. The request for such documents should be addressed to Jean-Paul Ouellette, Chief Financial Officer, Vision Global Solutions Inc., 455 Notre Dame Street East, Montreal, Quebec, Canada H2Y 1C9.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Vision Global Solutions Inc. will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to Vision's shareholders generally, also will be furnished to all persons eligible to participate in the Plan.

         Vision incorporates herein by reference the following documents filed by Vision with the SEC:

         (a) Registration statement on Form 20-F, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("1934 Act");

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act; and

         (c) the description of Vision's common stock contained in Item 3.B. "Capitalization and Indebtedness" in Vision's registration statement on Form 20-F filed on February 23, 2001.

         All documents subsequently filed by Vision after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all common stock offered hereby has been sold or which deregisters such common stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Part IX, Section 136 of the Business Corporations Act (Ontario) allows for the indemnification of certain directors and officers. Specifically, Section 136 allows a corporation to indemnify a director or officer of a corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if: (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and, (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. A corporation may, with the approval of a court of competent jurisdiction, indemnify the foregoing persons with respect to any action by or on behalf of the corporation or body corporate to procure a judgement in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set forth previously in (a) and (b). Despite any of the foregoing, those persons set forth above are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity: (i) was substantially successful on the merits in his or her defense of the action or proceeding; and, (ii) fulfils the conditions set forth above in (a) and (b).

         Section 25 of Vision's Bylaws allows for the indemnification of certain directors and officers of Vision. Specifically, Vision shall indemnify the directors and officers of Vision, former directors or officers of Vision or a person who acts or acted at Vision's request as a director or officer of a body corporate of which Vision is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Vision or body corporate against all costs, charges and expenses reasonably incurred by him in connection with such action, if, he acted honestly and in good faith with a view to the best interests of Vision; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Index of Exhibits, below.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes to:

                  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information in the registration statement;

                           (iii) Include any material information on the plan of
distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  (4) Vision hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Vision's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on the 18th day of December, 2001.

                                         Vision Global Solutions Inc.



                                         By: /S/ Jean-Paul Ouellette
                                             ------------------------------
                                             Jean-Paul Ouellette
                                             Chief Executive Officer
                                             and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


       NAME                          TITLE                             DATE
       ----                          -----                             ----



/S/ Jean-Paul Ouellette        Chief Executive Officer,        December 18, 2001
-----------------------        President and Director
Jean-Paul Ouellette

                               (Principal Executive Officer and
                               Principal Financial Officer)


/S/ Mark Hakime                Director                        December 18, 2001
-----------------------
Mark Hakime


/S/ Donald Douglas             Director                        December 18, 2001
-----------------------
Donald Douglas


/S/ David J. Levenson          Authorized U.S. Representative  December 18, 2001
-----------------------
David J. Levenson

                                  EXHIBIT INDEX



Exhibit Number                     Exhibit Description
--------------                     -------------------

4                                  Vision Global Solutions Inc. 2000 Stock
                                   Incentive Plan

5                                  Opinion of Robert M. Isles, Esq.

23.1 Consent of Verrier, Paquin, Hebert, a General Partnership, Chartered Accountants

23.2                               Consent of Thomas N. Wright, Chartered
                                   Accountants

23.3                               Consent of Robert M. Isles, Esq. included in
                                   Exhibit 5

================================================================================


                          VISION GLOBAL SOLUTIONS INC.


                        CONSOLIDATED FINANCIAL STATEMENTS


                          MARCH 31, 2001, 2000 AND 1999



================================================================================

================================================================================

                                                                AUDITORS' REPORT





To the Shareholders of
VISION GLOBAL SOLUTIONS INC.


We have audited the consolidated balance sheet of VISION GLOBAL SOLUTIONS INC. as at March 31, 2001 and the consolidated statements of earnings, comprehensive income (loss), deficit and cash flows for the year ended March 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2001 and the results of its operations and its cash flows for the year ended March 31, 2001 in accordance with generally accepted accounting principles in the United States.




Drummondville,                                     General Partnership
Canada                                             Chartered Accountants
April 20, 2001

================================================================================

================================================================================

                                                                AUDITORS' REPORT


To the Shareholders of
VISION GROUP


We have audited the combined balance sheets of VISION GROUP as at March 31, 2000 and the combined statements of income, comprehensive income (loss), deficit and cash flows for the year ended March 31, 2000. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Group as at March 31, 2000 and the results of its operations and its cash flows for the year ended March 31, 2000 in accordance with generally accepted accounting principles in the United States.



Drummondville,                                     General Partnership
Canada                                             Chartered Accountants
May 5, 2000



                                                                             1 a

================================================================================

================================================================================

                                                                AUDITORS' REPORT


To the Shareholders of
VISION GROUP


We have audited the combined balance sheets of VISION GROUP as at March 31, 1999 and the combined statements of income, comprehensive income (loss), deficit and cash flows for the year ended March 31, 1999. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Group as at March 31, 1999 and the results of its operations and its cash flows for the year ended March 31, 1999 in accordance with generally accepted accounting principles in the United States.



Drummondville,                                     General Partnership
Canada                                             Chartered Accountants
June 11, 1999



                                                                             1 b

================================================================================


VISION GLOBAL SOLUTIONS INC.
======================================================================================
                        CONSOLIDATED STATEMENT OF EARNINGS FOR THE YEAR ENDED MARCH 31
(in US $)
                                         ---------------------------------------------
                                             2001            2000             1999
                                         -------------   -------------   -------------
                                         CONSOLIDATED      Combined         Combined
SALES
  Sales of software                      $    328,620    $    356,099    $    509,299
  Sales of services                         1,192,647       1,290,638       1,358,648
                                         -------------   -------------   -------------

                                            1,521,267       1,646,737       1,867,947
COST OF SALES                                 281,349         376,669         437,544
                                         -------------   -------------   -------------

GROSS MARGIN                                1,239,918       1,270,068       1,430,403
                                         -------------   -------------   -------------
OPERATING EXPENSES
  Selling                                     269,116         301,928         307,366
  Administrative                              838,230         698,125         549,975
  Financial                                    40,858          12,894         130,808
  Development expenses                        283,902         344,226         246,820
                                         -------------   -------------   -------------

                                            1,432,106       1,357,173       1,234,969
                                         -------------   -------------   -------------

OPERATING INCOME (LOSS)                      (192,188)        (87,105)        195,434

GAIN ON DEBT REDEMPTION                        19,710               -               -
                                         -------------   -------------   -------------

INCOME (LOSS) BEFORE INCOME TAXES            (172,478)        (87,105)        195,434
                                         -------------   -------------   -------------
INCOME TAXES
  Payable (recovered)                               -          15,629          (1,219)
  Future                                        6,469         (46,300)          2,528
                                         -------------   -------------   -------------

                                                6,469         (30,671)          1,309
                                         -------------   -------------   -------------

NET INCOME (NET LOSS)                    $   (178,947)   $    (56,434)   $    194,125
                                         =============   =============   =============

NET INCOME(LOSS) PER SHARE - BASIC
  AND DILUTED                            $     (0.009)   $          -    $          -
NET INCOME (LOSS) PER SHARE - PROFORMA
 (BASIC AND DILUTED)                     $          -    $     (0.003)   $       0.01
WEIGHTED AVERAGE NUMBER OF SHARES:
  BASIC AND DILUTED                        20,808,528               -               -
  PRO FORMA - BASIC AND DILUTED                     -      20,000,000      20,000,000

(SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS)


VISION GLOBAL SOLUTIONS INC.
======================================================================================
                         CONSOLIDATED STATEMENT OF DEFICIT FOR THE YEAR ENDED MARCH 31

(in US $)
                                         -------------   -------------   -------------
                                             2001            2000            1999
                                         -------------   -------------   -------------
                                         CONSOLIDATED      Combined         Combined


BALANCE, BEGINNING OF YEAR               $   (644,970)   $   (804,702)   $   (998,827)


NET INCOME (NET LOSS)                        (178,947)        (56,434)        194,125
                                         -------------   -------------   -------------


BALANCE, END OF YEAR                     $   (823,917)   $   (861,136)   $   (804,702)
                                         =============   =============   =============


CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS) FOR THE YEAR ENDED MARCH 31

                                         -------------   -------------   -------------
                                             2001            2000            1999
                                         -------------   -------------   -------------
                                         CONSOLIDATED      Combined         Combined


NET INCOME (NET LOSS)                    $   (178,947)   $    (56,434)   $    194,125


UNREALIZED FOREIGN CURRENCY GAINS
 (LOSSES) DURING THE PERIOD                   (34,042)        (32,091)         60,366
                                         -------------   -------------   -------------


COMPREHENSIVE INCOME (LOSS)              $   (212,989)   $    (88,525)   $    254,491
                                         =============   =============   =============


(SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS)


              -----------------------------------------------------

                           CONSOLIDATED BALANCE SHEET

              -----------------------------------------------------


VISION GLOBAL SOLUTIONS INC.
========================================================================================
                                               CONSOLIDATED BALANCE SHEET AS AT MARCH 31

(in US $)


                                                             -----------  -----------  -----------
                                                                2001         2000         1999
                                                             -----------  -----------  -----------
                                                             CONSOLIDATED   Combined      Combined

                                   -----------
                                   A S S E T S
                                   -----------



CURRENT ASSETS
  Cash                                                       $  176,037   $  111,833   $  310,735
  Receivables                                                   278,879      236,333      549,352
  Research and development tax credit receivable (Note  4)      341,468      407,852      344,797
  Prepaid expenses                                                1,871        1,475        8,019
                                                             -----------  -----------  -----------


                                                                798,255      757,493    1,212,903


FIXED ASSETS (Note 5)                                           115,033      134,515      117,048


FUTURE INCOME TAXES (Note 6)                                    195,094      218,842      165,138
                                                             -----------  -----------  -----------


                                                             $1,108,382   $1,110,850   $1,495,089
                                                             ===========  ===========  ==========


On behalf of the Board of Directors:



 ........................, Director



 ........................, Director




(SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS)


VISION GLOBAL SOLUTIONS INC.
======================================================================================================
                                                             CONSOLIDATED BALANCE SHEET AS AT MARCH 31

(in US $)

                                                            ------------   ------------   ------------
                                                               2001            2000           1999
                                                            ------------   ------------   ------------
                                                            CONSOLIDATED     Combined       Combined
                                   -----------
                                   LIABILITIES
                                   -----------

CURRENT LIABILITIES
  Bank loan (Note 7)                                        $   166,886    $    17,145    $         -
  Payables                                                      321,241        443,853        442,114
  Deferred revenues                                             218,868        180,370        520,117
  Current portion of obligations under capital leases            12,644          9,395          8,562
  Current portion of long-term debt                             182,189        114,967        482,906
                                                            ------------   ------------   ------------

                                                                901,828        765,730      1,453,699

DUE TO A COMPANY UNDER COMMON CONTROL,
 non-interest bearing and no specific terms of repayment              -         21,078         17,604

OBLIGATIONS UNDER CAPITAL LEASES (Note 8)                         5,178          1,512         10,131

LONG-TERM DEBT (Note 9)                                         248,695        730,207        349,827

PREFERRED SHARES (Note 10)                                      350,857              -              -
                                                            ------------   ------------   ------------

                                                              1,506,558      1,518,527      1,831,261
                                                            ------------   ------------   ------------


                        ---------------------------------
                        SHAREHOLDERS' EQUITY (DEFICIENCY)
                        ---------------------------------



CAPITAL STOCK (Note 11)                                         402,958        244,879        234,371

CONTRIBUTED SURPLUS                                                   -        151,755        145,243

DEFICIT                                                        (823,917)      (861,136)      (804,702)

ACCUMULATED OTHER COMPREHENSIVE
 INCOME (Note 12)                                                22,783         56,825         88,916
                                                            ------------   ------------   ------------

                                                               (398,176)      (407,677)      (336,172)
                                                            ------------   ------------   ------------

                                                            $ 1,108,382    $ 1,110,850    $ 1,495,089
                                                            ============   ============   ============

(SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS)


VISION GLOBAL SOLUTIONS INC.
======================================================================================
                      CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED MARCH 31
(in US $)
                                                  ----------   ----------   ----------
                                                     2001         2000          1999
                                                  ----------   ----------   ----------
                                                 CONSOLIDATED   Combined     Combined
OPERATING ACTIVITIES
  Net income (net loss)                           $(178,947)   $ (56,434)   $ 194,125
    Adjustments for:
      Depreciation of fixed assets                   43,470       30,544       33,377
      Gain on debt redemption                       (19,710)           -            -
      Loss on disposal of fixed assets                    -         (839)           -
      Future income taxes                             6,469      (46,300)       2,528
                                                  ----------   ----------   ----------

                                                   (148,718)     (73,029)     230,030
  Changes in non-cash items of working
    capital (Note 13)                                31,734      (84,191)      26,560
                                                  ----------   ----------   ----------

                                                   (116,984)    (157,220)     256,590
                                                  ----------   ----------   ----------
INVESTMENT ACTIVITIES
  Additions to fixed assets                          (6,723)     (58,022)     (17,833)
  Proceeds on disposal of fixed assets                    -       16,099        2,476
  Advances to employees                                   -            -        1,796
                                                  ----------   ----------   ----------

                                                     (6,723)     (41,923)     (13,561)
                                                  ----------   ----------   ----------
FINANCING ACTIVITIES
  Bank loan                                         158,383       17,145            -
  Due to a company under common control                (608)       2,685       17,604
  Obligations under capital leases                        -       (8,624)      (3,319)
  Repayment of obligations under capital leases     (19,486)      70,259       42,261
  Long-term debt                                     24,685      (95,154)    (117,818)
  Repayment of long-term debt                      (123,367)     413,880            -
  Issuance of shares                                159,930     (413,880)           -
                                                  ----------   ----------   ----------

                                                    199,537      (13,689)     (61,272)
                                                  ----------   ----------   ----------
EFFECT OF FOREIGN CURRENCY TRANSACTION
 ON CASH                                            (11,626)      13,930       (8,556)
                                                  ----------   ----------   ----------

NET INCREASE (DECREASE) IN CASH POSITION             64,204     (198,902)     173,201

CASH, BEGINNING OF YEAR                             111,833      310,735      137,534
                                                  ----------   ----------   ----------

CASH, END OF YEAR                                 $ 176,037    $ 111,833    $ 310,735
                                                  ==========   ==========   ==========

(SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS)


VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001

(in US $)

1.   CONSOLIDATED FINANCIAL STATEMENTS

     These consolidated financial statements include the accounts of VISION GLOBAL SOLUTIONS INC. and its subsidiaries A.R.T.I. VISION INC. and VISION/R4 CORPORATION (the Group).

     On October 10, 2000 VISION ONTARIO INC. acquired all the Common shares of A.R.T.I. VISION INC. and VISION/R4 CORPORATION by issuing 20,000,000 Common Shares to the holders of the Common shares of A.R.T.I. VISION INC. and VISION/R4 CORPORATION.

     VISION GLOBAL SOLUTIONS INC. (the Company) was created on December 20, 2000 as the result of an amalgamation of two previously incorporated companies, OUTER EDGE HOLDINGS INC. and VISION ONTARIO INC. pursuant to the laws of the Province of Ontario, Canada.


2.   SIGNIFICANT ACCOUNTING POLICIES

     a)  BASIS OF PRESENTATION

         These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP) and have been originally prepared in Canadian dollars and then translated in US dollars (the reporting currency) under the requirements of SFAS No. 52.

     b)  PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of VISION GLOBAL SOLUTIONS INC. for the 101 days year ending March 31, 2001 and its subsidiaries A.R.T.I. VISION INC. and VISION/R4 CORPORATION for the year ended March 31, 2001.

     c)  USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period presented. Actual results could differ from estimates made by management.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)

2.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     d)  REVENUE RECOGNITION

         The Company recognizes revenue under the requirements of AICPA, Statement of Position (SOP) No. 97-2 since 1998. It has also adopted the requirements of SOP 98-4 and SOP 98-9.

         The Company's revenue recognition policy is as follows:

         SALES OF SOFTWARE

         The Company recognizes revenue from sales of software upon evidence of an agreement (written contract between both parties), the delivery of the software and the determination that collection of a fix or determinable fee is probable.

         Sales' agreements may contain certain elements other than the software licences such as installation, consulting, training and specific modifications to the software asked by the curtomer. For multiple elements arrangements, the Company establishes vendor-specific objective evidence of fair value of the multiple elements based upon the price established by management having the revelant authority and certainty that the price will not change before the separate introduction of the element into the market place. Revenue is therefore allocated to the elements based on vendor-specific objective evidence. Revenue allocated to the software is recognized upon delivery and revenues allocated to services are recognized using the percentage of completion method. Objective evidence of fair value for each element usually exists and each element is listed separately on the agreement.

         If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value exists for undelivered elements or until all elements of the arrangement are delivered. When the sales of software require significant consultation and customization or modification of the software, both sale of software and services are recognized in accordance with the provisions of SOP 81-1 using the percentage of completion method based on costs inputs.

         PRODUCT SUPPORT AND OTHER SERVICES

         Maintenance service revenue is allocated over the term, generally one year but up to three years. Revenues from training, consultation and technical support are recognized as the services are performed.

     e)  FIXED ASSETS

         Tangible assets are recorded at cost and are depreciated over their estimated useful lives as follows:

                                                   DEPRECIATION     PERIOD/
                                                     METHOD          RATE
                                                  ------------      -------

         Office furniture and equipment           Declining               20%
         Computer equipment                       Declining               30%
         Leasehold improvements                   Straight-line       3 years

         The management regularly reviews the carrying values of the fixed assets. If the carrying value of the fixed assets exceeds the amount recoverable, a write-down is debited to the consolidated statement of income.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


2.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     e)  FIXED ASSETS (continued)

         Intangible assets are recorded at cost and are amortized over their estimated useful lives as follows:

                                                  AMORTIZATION
                                                     METHOD              RATE
                                                  ------------           ----



         Software                                   Declining             20%

         The management regularly evaluates the carrying value of the intangible assets for potential permanent impairment. If there is a permanent impairment in the value of the intangible assets, a write-down is debited to the consolidated statement of income.

     f)  FOREIGN CURRENCY TRANSACTIONS

         Monetary assets and liabilities are translated at the rate of exchange in effect at year-end. Other assets and liabilities are translated at their historic rates. Items appearing in the statement of earnings are translated at the average rates for the year. Exchange gains or losses are included in the statement of income.

     g) GOVERNMENT ASSISTANCE AND SCIENTIFIC RESEARCH AND EXPERIMENTAL DEVELOPMENT TAX CREDITS

         Government assistance and scientific research and experimental development tax credits are accounted for in the year the Company becomes eligible. Government assistance and tax credits related to development expenses are recorded as a reduction of the expense to which the incentive applies.

     h)  RESEARCH AND DEVELOPMENT EXPENDITURES

         Research and development expenses, other than capital expenditures, are expensed as incurred. Research and development expenses are reduced by the related investment tax credits.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


2.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     i)  STOCK OPTIONS

         The Company has elected to account for the Stock Option Plan under Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation. "This standard encourages the adoption of the fair value-based method of accounting for employee stock options or similar equity instruments. Under the fair value-based method, compensation cost is measured at the grant date based on the value of the award.


3.   INFORMATIONS ON INCOME
                                                     ------------   ------------   ------------
                                                         2001           2000           1999
                                                     ------------   ------------   ------------
                                                     CONSOLIDATED     Combined       Combined
     Depreciation of fixed assets                    $    43,470    $    30,544    $    33,377
     Interest expenses                               $    40,858    $    12,894    $   130,808
     Research and development tax credits            $  (379,215)   $  (406,057)   $  (263,550)


4.   RESEARCH AND DEVELOPMENT TAX CREDIT

     The Company asked for research and development tax credit based on this year's development expenses. Since the income taxes forms were completed after the end of the year, the tax credits are receivable as at March 31, 2001. The Company generally receives the credit in the next fiscal year.

     The Company has a historic of receiving the research and development tax credits it claims.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


5.   FIXED ASSETS

                              -------------------------------  ---------  ---------
                                            2001                 2000        1999
                              -------------------------------  ---------  ---------
                                        CONSOLIDATED            Combined   Combined
                                        ACCUMULATED
                                           DEPRE-      NET        Net        Net
                                 COST     CIATION     VALUE      value      value
                              ---------  ---------  ---------  ---------  ---------
     TANGIBLE ASSETS:
       Office furniture and
         equipment            $ 31,438   $ 19,038   $ 12,400   $ 16,172   $ 15,835
       Computer equipment      142,920     96,335     46,585     67,360     43,290
       Leasehold improve-
        ments                   10,107      6,322      3,785      5,159      1,025
       Assets under capital
         leases:
         Computer equipment     45,155     14,911     30,244     12,145     16,605
                              ---------  ---------  ---------  ---------  ---------

                               229,620    136,606     93,014    100,836     76,755
     INTANGIBLE ASSETS:
       Software                 70,782     48,763     22,019     33,679     40,293
                              ---------  ---------  ---------  ---------  ---------

                              $300,402   $185,369   $115,033   $134,515   $117,048
                              =========  =========  =========  =========  =========


6.   FUTURE INCOME TAXES

                                             ----------  ----------   ----------
                                                2001        2000         1999
                                             ----------  ----------   ----------
                                            CONSOLIDATED  Combined     Combined

     Fixed assets                            $     220   $  (7,640)   $ (17,321)
     Other assets                               14,704      15,987       16,453
     Research and development expenses         134,110     180,474      135,469
     Income taxes losses                        46,060      30,021       30,537
                                             ----------  ----------   ----------

                                             $ 195,094   $ 218,842    $ 165,138
                                             ==========  ==========   ==========

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


7.   BANK LOAN

     The Company has credit facilities for an amount up to $ 190,260 (CA$ 300,000 $), bearing interest at prime rate plus 1.75%, secured by the accounts receivable and the endorsements of the parent company and a director. The bank loan is renewable in September 2001. The Company has to maintain a working capital ratio of 1.1 or more and a debt/equity ratio of
     2.5 or less. As at March 31, 2001, the Company does not respect these ratios.

     Upon ascertaining the failure to comply with the terms of such credit facilities, the financial institution has decided not to exercise its rights thereunder for the next twelve months.


8.   OBLIGATIONS UNDER CAPITAL LEASES

                                                             ---------   ---------   ---------
                                                               2001        2000        1999
                                                             ---------   ---------   ---------
                                                           CONSOLIDATED  Combined    Combined

     Capital lease contract for the financing of computer
     equipment, repayable by monthly installments of
     $357 and one final payment of $1, bearing interest
     at 13.15%, maturing in July 2001                        $  1,464    $  6,597    $ 10,400

     Capital lease contract for the financing of computer
     equipment, repayable by monthly installments of
     $1,057 and one final payment of $3,196, bearing
     interest at 17.1%, maturing in June 2002                  17,969           -           -

     Capital leases contract for the financing of computer
     equipment, matured during the year                             -       5,258      11,255
                                                             ---------   ---------   ---------

     Future minimum lease payments                             19,433      11,855      21,655

     Interests included in the lease payments                  (1,611)       (948)     (2,962)
                                                             ---------   ---------   ---------

                                                               17,822      10,907      18,693

     Current portion of the unpaid obligations                (12,644)     (9,395)     (8,562)
                                                             ---------   ---------   ---------

                                                             $  5,178    $  1,512    $ 10,131
                                                             =========   =========   =========

     Future minimum payments under capital leases required in each of the next two years are as follows: 2002, $14,125; 2003, $5,308.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


9.   LONG-TERM DEBT

                                                               ----------   ----------   ----------
                                                                  2001         2000         1999
                                                               ----------   ----------   ----------
                                                              CONSOLIDATED   Combined     Combined
     Loan of $827,892, repayable by remitting 50% of
     the research and development tax credits and by
     annual installments equal to 15% of the funds
     generated up to a maximum of $128,426 annually,
     plus a premium based on the net income, plus
     interest at a rate set by the Ministere du revenu du
     Quebec, secured by all of the fixed assets and the
     receivables. The Group has to maintain a combined
     working capital ratio of 0.75 and a debt/equity
     ratio of 2.5 or less under Canadian GAAP                  $ 274,443    $ 656,761    $ 628,578

     Loan of $64,624 repayable in four consecutive equal
     annual installments, maturing March 2003                     64,624       64,060       27,077

     Loan from a director, non-interest bearing and no
     specific terms of repayment                                   7,839       17,415       49,215

     Loan from the parent company, non-interest bearing,
     no maturity date and no specific terms of repayment,
     subordinated to the complete repayment of all other
      obligations of the Company                                  62,832       73,406       81,324

     Loan of $31,720, repayable by monthly installments of
     $881, plus interests at prime rate plus 3%, maturing
     in February 2003. The Company has to maintain a
     working capital ratio of 1.1 and a debt/equity ratio of
     2.5 or less. As at March 31, 2001, the Company does not
     respect these ratios. Upon ascertaining the failure to
     comply with the terms of such credit facilities, the
     financial institution has decided not to exercise its
     rights thereunder for the next twelve months                 21,146       33,532            -

     Loan matured during the year                                      -            -       46,539
                                                               ----------   ----------   ----------

                                                                 430,884      845,174      832,733
     Current portion of long-term debt                          (182,189)    (114,967)    (482,906)
                                                               ----------   ----------   ----------

                                                               $ 248,695    $ 730,207    $ 349,827
                                                               ==========   ==========   ==========

     Principal repayments required in each of the next five years are as follows: 2002, $182,189; 2003, $25,848; 2004, $16,156; 2005, $16,156;
     2006, $16,156.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


10.  PREFERRED SHARES

     During the year, 525,00 of A.R.T.I. VISION INC. Class "H" preferred shares have been issued in consideration of a reduction of liabilities totaling $350,857. The Class "H" shares are non-voting and non-participating and have a fix, preferential and cumulative dividend calculated on the redemption price at an annual rate equal to the variable weekly rate of Investissement Quebec, starting June 1, 2002. These shares are redeemable by monthly installments of $4,758 starting on the 30th day of the month following the complete repayment of the loan from Investissement Quebec.


11.  CAPITAL STOCK

     Authorized:

     An unlimited number of shares without par value of:

        Class "A", voting and participating

        From the wholly-owned subsidiary, A.R.T.I. Vision inc. Class "D", preferential non cumulative monthly dividend of 1% calculated on the redemption price, redeemable for the amount of paid-up capital plus all declared but unpaid dividends, plus a premium equal to the difference between the paid-up capital and the fair market value of the assets received by the Company at the issuance of these shares, the redeemable price of the Class "D" shares is $ 1 plus any declared but unpaid dividends
                                                              ------------
                                                                  2001
                                                              ------------
                                                               CONSOLIDATED
     Stated:

          23,462,382  Class "A" shares                        $   173,063
             344,000  Class "D" shares                            229,895
                                                              ------------

                                                              $   402,958
                                                              ============

     On December 20, 2000, the Company issued 20,000,000 Class "A" shares in consideration of 20,000,000 common shares of VISION ONTARIO INC.

     The Company also issued the same day 2,689,000 Class "A" shares in consideration of 2,689,000 common shares of OUTER EDGE HOLDINGS INC.

     The Company also issued 773,382 Class "A" shares for total cash consideration of $ 159,930.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


11.  CAPITAL STOCK (continued)

     STOCK OPTIONS

     The Company has adopted a Stock Option Plan (the Plan) which provides for the granting of options to officers, directors and employees of the Company. Currently, options for 2,270,000 shares of the capital stock have been issued under the Plan. The option price, the number of shares and the date of the grant date are determined at the discretion of the Board of Directors but the price attach to the option will never be lower than the market price. Grantees vest in the options at the date of the grant.

     A summary of the status of the Company's Stock Option Plan as of March 31, 2001, and changes during the year the ended as follows:

                                                     ------------   ------------
                                                                     Weighted
                                                                     Average
                                                                     Exercise
                                                        Shares         Price
                                                     ------------   ------------

     Outstanding at beginning of year                        -      $      -
     Granted                                            2,270,000          0.23
     Exercised                                            773,382          0.22
     Forfeited                                               -             -
                                                     ------------   ------------

     Outstanding at end of year                        1,496,618    $      0.23
                                                     ============   ============

     Options exercisable at year end                   1,496,618
                                                     ============

     Weighted average fair value of options
      granted during the year                        $     -
                                                     ============

     The following table summarizes information about stock options outstanding at March 31, 2001.

                                         Weighted
                                         Average
                                         Remaining    Weighted
            Range of       Number       Contractual   Average       Number
            Exercise     Outstanding       Life       Exercise    Exercisable
            Prices       at 03/31/01    (in years)     Price      at 03/31/01
            ------       -----------    ----------     -----      -----------
        $ 0.20 - 0.25    1,496,618        0.75         $ 0.23      1,496,618

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


11.  CAPITAL STOCK (continued)

     Warrants
     --------

     The Company may issue up to 3,000,000 Series A Warrants granting to the holders thereof the right to purchase one Class "A" share at a price of $
     0.40 (CA$ 0.60) per share on or before December 31, 2001.


12.  ACCUMULATED OTHER COMPREHENSIVE INCOME

                                                  ---------   ---------   ---------
                                                     2001        2000        1999
                                                  ---------   ---------   ---------
                                                CONSOLIDATED  Combined    Combined
     Balance, beginning of year                   $ 56,825    $ 88,916    $ 28,550
     Translation of foreign currency adjustment    (34,042)    (32,091)     60,366
                                                  ---------   ---------   ---------

     Balance, end of year                         $ 22,783    $ 56,825    $ 88,916
                                                  =========   =========   =========

13.  CHANGES IN NON-CASH ITEMS OF WORKING CAPITAL

                                                       ----------   ----------   ----------
                                                         2001          2000         1999
                                                       ----------   ----------   ----------
                                                      CONSOLIDATED   Combined     Combined
     Receivables                                       $ (59,814)   $ 337,650    $(333,980)
     Research and development tax credits receivable      33,628      (47,596)     (47,852)
     Prepaid expenses                                       (514)       6,904        3,935
     Payables                                              5,450      (18,082)     178,447
     Deferred revenues                                    52,984     (363,067)     226,010
                                                       ----------   ----------   ----------

                                                       $  31,734    $ (84,191)   $  26,560
                                                       ==========   ==========   ==========


VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


14.  INTERESTS PAID AND TAX CREDITS (CASHED)


                                                     ----------   ----------   ----------
                                                        2001         2000         1999
                                                     ----------   ----------   ----------
                                                    CONSOLIDATED   Combined     Combined
     Interests paid                                  $  43,545    $  28,198    $  15,952
     Research and development tax credits (cashed)   $(377,041)   $(342,906)   $(218,419)


15.  FINANCIAL INSTRUMENTS

     a)  CREDIT RISK

         The Company is not exposed to significant risk from any particular customer or other business counterpart. The Company reviews the financial position of its customers on a continuous basis and examines the historical line of credit of any new customer. The Company sets up an allowance for doubtful accounts taking into consideration the credit risk of specific customers, the historical trends and other information.

     b)  INTEREST RATE RISK

         The interest rate risk of the Company is limited. A change of 1% in the interest rates would not have an important effect on the income or the financial position of the Company.

     c)  FOREIGN EXCHANGE RISK

         Approximately 20% of the Company's sales and all its purchases of softwares are done in US dollars. Therefore, some assets and liabilities are exposed to foreign currency fluctuations. The Company does not hold financial instruments to manage foreign currency fluctuations risk.

     d)  FAIR MARKET VALUE

         The carrying amount of current assets, bank loan and payables approximates fair market value because of the short-term nature of these instruments.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)


16.  LOSSES FOR INCOME TAXES PURPOSES

     As at March 31, 2001, the Company has allowable capital losses totaling $27,280 for Federal as well as Provincial income taxe purposes. These losses can be deducted from future years capital gains.

     As at March 31, 2001, the Company has allowable non-capital losses totaling $92,854 for Federal as well as Provincial income taxe purposes. The expiration date for using these losses to reduce future income taxes is 2008.


17.  COMMITMENTS

     a)  RENT

         The Company's total obligations under the terms of the lease expiring June 30, 2002 amount to $71,370 payable as follows over the next two years: 2002, $57,096; 2003, $14,274.

     b)  OPERATING LEASES

         The total obligations under operating leases for automotive equipment is $13,992 and includes the following payments for the next two years:
         2002, $8,373; 2003, $5,619.


18.  RELATED PARTY TRANSACTIONS

     During the period, the following transactions were recorded with related parties:


                                               -------      -------      -------
                                                2001         2000          1999
                                               -------      -------      -------
                                             CONSOLIDATED  Combined     Combined

     Parent Company:
       Consulting fees                         $69,150      $     0      $42,550
     Company under common control:
       Sales                                   $     -      $34,706      $35,955
       Gain on debt redemption                 $19,710      $     -      $     -


     These transactions occurred in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

VISION GLOBAL SOLUTIONS INC.
================================================================================
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               FOR THE YEAR ENDED MARCH 31, 2001
(in US $)



19.  CONTINGENCIES

     A former contractant filed a lawsuit of $ 17,056 against a subsidiary. The management judges that the lawsuit is not founded, and therefore no amount has been accounted for in these consolidated financial statements.